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                                                                    Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENTS

The Board of Directors and Stockholders
TMS, Inc.:

     We consent to the use of our report contained in TMS, Inc.'s 1995 annual report on Form 10-K incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                    KPMG Peat Marwick LLP

                                    /s/ KPMG Peat Marwick LLP


Oklahoma City, Oklahoma

February 8, 1996



                        INDEPENDENT AUDITORS' CONSENTS

The Board of Directors
Sequoia Computer Corporation:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                    KPMG Peat Marwick LLP

                                    /s/ KPMG Peat Marwick LLP


San Jose, California

February 8, 1996